Exhibit 5.1

June 13, 2025

Cadre Holdings, Inc.

13386 International Parkway

Jacksonville, Florida 32218

Ladies and Gentlemen

We are acting as special counsel for Cadre Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale by the Company of up to 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), under the Cadre Holdings, Inc. Employee Stock Purchase Plan (the “Plan”).

In our capacity as special counsel to the Company in connection with the preparation and filing of the Registration Statement, we have examined copies of the following: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (ii) the Second Amended and Restated Bylaws of the Company currently in effect; (iii) the Plan; and (iv) the Registration Statement, in the form it is to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. We have also examined such other documents, papers, authorities and statutes, and have made such inquiries of Company officers and representatives, as we have deemed necessary to form the basis of the opinions hereinafter set forth.

We have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for the opinions expressed in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons. As to certain facts material to this opinion, we have relied upon statements, certificates and representations of officers and other representatives of the Company. We have also relied on certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

On the basis of the foregoing and the assumptions set forth below, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonassessable.

The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware. We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the General Corporation Law of the State of Delaware as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein. We express no opinion regarding the Act, or any other federal or state securities laws or regulations.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations, and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

KANE KESSLER, P.C.

By:	/s/Kane Kessler, P.C.
Authorized Signatory